Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(506,830)
Unrealized Gain (Loss) on Market Value of Futures	151,560
Interest Income	477
ETF Transaction Fees	1,000
Total Income (Loss)	$(353,793)

Expenses
Investment Advisory Fee	$9,598
Brokerage Commissions	1,861
Non-interested Directors' Fees and Expenses	1,747
NYMEX License Fee	383
Prepaid Insurance Expense	43
Other Expenses	18,000
Total Expenses	31,632
Expense Waiver	(15,602)
Net Expenses	$16,030
Net Gain (Loss)	$(369,823)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/10	$16,610,979
Additions (100,000 Units)	4,002,219
Net Gain (Loss)	(369,823)

Net Asset Value End of Period	$20,243,375
Net Asset Value Per Unit (500,000 Units)	$40.49

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502